Exhibit 99.2

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

Thomson StreetEvents Conference Call Transcript SCIL - Q3 2004 Scientific Learning Earnings Conference Call Event Date/Time: Oct. 19. 2004 / 5:00PM ET Event Duration: N/A
Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	1

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

CORPORATE PARTICIPANTS

Robert Bowen

Scientific Learning Corporation - Chairman and CEO

Jane Freeman

Scientific Learning Corporation - SVP and CFO

CONFERENCE CALL PARTICIPANTS

Jeffrey Nixon

MCM - Analyst

Jim Gentrop

Provident Equity Research - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third quarter 2004 Scientific Learning earnings conference call. My name is Sean and I will be your coordinator today.

At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session following today’s presentation. If at any time during the call you require assistance, please dial star followed by a zero and an operator will be happy to assist you.

At this time, I would like to introduce the host for today’s call, Ms. Jane Freeman, Senior Vice President and Chief Financial Officer for Scientific Learning. Please proceed.

Jane Freeman - Scientific Learning Corporation - SVP and CFO

Thank you. Before we proceed, I’d like to let you know that a replay of this call and a copy of the press release will be available on our Web site. Also, please note that commercial reproduction and distribution of this conference call may be made only after written permission.

And now I’d like to turn the call over to Bob Bowen, our Chairman and CEO.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Thanks, Jane. And thanks to all of you for participating in this conference call. Until a few days ago we expected to be able to report third quarter results today. We were expecting to report revenues for the quarter at the high end of our previous guidance range of $9 to $9.4 million and earnings per share above the previous guidance of $.06 to $.08 per share.

On the other side of this ledger, we expected we would have been reporting booked sales for the quarter to be well below our previous guidance - primarily due to the hurricanes and flooding in the Southeast, as well as superintendent changes in a key state. We believe these sales are deferred - not lost, and our sales pipelines are at record levels. With reported K-12 booked sales up 60% in the first half of the year and with a very strong sales pipeline, we remain confident that sales for the year will be well within our targeted growth range of 20% to 30% and could well exceed this range in a tough K-12 market environment.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	2

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

However, we cannot report our third quarter results today. While we were preparing our financial statements for the third quarter, our auditors suddenly and unexpectedly indicated that they were reconsidering the accounting treatment for revenue recognition of sales that included Progress Tracker. This is our online monitoring system. To say the least, we were surprised. Our auditors have been with us since inception. They have consistently reviewed and audited our financial results. The issue the auditors raised is a technical accounting issue. There are no issues of misconduct or improper behavior.

Jane Freeman will provide you with more detail on this in a minute, but let me briefly summarize our current revenue recognition practice. When we sell a perpetual license, we typically recognize the license over 12 months. Our auditors have suggested we recognize the revenue from our perpetual license sales over the same period as the Progress Tracker access purchased. We are in the process of evaluating their comments. Should we decide to make changes in our accounting treatment, it would have a significant impact on our reported revenue and profits and may require us to restate some of our historical results.

It is important to realize that any changes we make will have no impact on our cash - on our cash flow - or whether our sales can be reported as revenue. It also has no impact on the ultimate profit we earn from our sales. This is solely an issue of timing of revenue.

Unfortunately, because we are in the process of reviewing comments and analyzing transactions, we cannot give you a precise time when we will release earnings for the quarter. We can only tell you that both we and our auditors are committed to moving as quickly as feasible.

Before I turn this call over to Jane, I want to emphasize that our business is strong and growing stronger each day. Cash generation is at record levels, demonstrating the underlying strength and value of this business. Across the business we continue to make progress on our key operational and strategic goals. Research continues to pour in that demonstrates the fast, dramatic and enduring impact that Fast ForWord® is having on struggling readers across the country. I am enormously optimistic about the future of this business for our customers, shareholders and employees.

Now, let me turn the call to Jane so she can provide you with more detail on these technical accounting issues.

Jane Freeman - Scientific Learning Corporation - SVP and CFO

Thanks, Bob. Before I discuss our revenue recognition and where we are in the process of analyzing things, I would like to remind everyone that we’re committed to complete and accurate financial reporting as well as full disclosure.

Until we were recently notified, we were not aware our auditors had any concerns. I’d like to review for everyone the way we recognize revenue, which we disclose in our filings with the Securities and Exchange Commission.

As a software company, we recognize revenue from our sales under the standards set out in SOP 97-2 from FASB. We essentially sell four things to our customer: shrink wrapped software (the Fast ForWord product line); Progress Tracker (our online management and reporting tool); onsite services to help schools use our software effectively; and technical and educational support.

Software revenues from perpetual licenses that include Progress Tracker, our Internet based management system, we recognize ratably over a 12 month period. This was about half of our sales in the first half of 2004. For perpetual licenses that do not include Progress Tracker, we recognize revenue upon shipment or license start date, whichever is later.

For limited term licenses, we recognize revenue over the life of the license. And for individual or participant licenses we recognize revenue over the average duration of the product’s use, which is typically six weeks.

For Progress Tracker we recognize the initial fee associated with it over a 12 month period or the term of the license, whichever is smaller. And we recognize the annual access fee ratably.

Services include implementation coordination, results analysis and the training of school personnel on the proper use of our software. Schools are frequently under resourced, and our service group often helps schools gain the maximum impact from our software. We recognize service revenue when it’s delivered to the customer.

Like most software vendors, we offer customers a technical support agreement.

We recognize support ratably over the course of the support agreement. We have completely disclosed this recognition pattern and followed it in our reported results. The technical issue is around sales which include Progress Tracker. The question is whether Progress Tracker is a separate element for accounting purposes or whether it is entwined with other parts of the package sold.

If Progress Tracker is considered not separable, then 97-2 requires us to recognize all parts of the sale ratably over the Progress Tracker access term. While some customers do not buy Progress Tracker, it is part of most of our sales to the K-12 business.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	3

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

The effect of the proposed changed would be the most significant for sales that include multiple years of service and support, typically our largest transactions. In that case, our revenue recognition period could stretch from the current 12 months to as much as five years, depending on the specific transaction. Just to give you a sense for this, in the first half about 30% of our sales came from contracts which included multiple years of Progress Tracker access. This is much larger than in the past because of the large size of the Philadelphia transaction. Excluding Philadelphia, a range of 5% to 10% is more common.

It’s important to emphasize that these long term contracts are extremely positive for our customer and our business since the contractual commitments are linked to a long term implementation plan. In addition, we may be required to recognize services revenue ratably over the term of the contract rather than as services are delivered. This would impact more of our transactions, but would result in a more modest timing shift.

Overall, these changes would significantly delay revenue recognition. Since most of our costs are reported in the period they are incurred, most of any reduction in revenue would fall to the bottom line. As a result, even small changes in revenue may require restatement of previously reported financial results since we have only recently become profitable.

Of course, any revenue deferred would be highly profitable when it’s recognized in the future. Should we make a change in our revenue recognition, it will not only impact our revenue - but our balance sheet. Deferred revenue would increase correspondingly if additional revenue from our sales were deferred.

Let me just say a word about the potential impact on future results. Because we had expected to recognize most of the $6 million recorded from the Philadelphia contract over 12 months, recognizing it over five years, the period of Progress Tracker access, would result in a significant shortfall from our previous guidance.

It appears in general that the impact of a change in revenue recognition would be bigger over the next 12 months than it would have been in the past. We are working hard with our auditors to complete our review and analysis and are looking at transactions back through 2002. We will report to you as rapidly as possible.

As a result of this review, we are suspending our guidance, and we will update you when we report actual third quarter results. To summarize, the technical accounting question we are dealing with is the timing of revenue recognition, not whether there is revenue.

I’d like to emphasize that there’s been no change in the fundamental economics of our business, our cash flow, the effectiveness of our software in helping children improve their reading and learning or our proprietary position. And now I’d like to turn the call back over to Bob.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Thanks, Jane. As you’ve heard, some technical accounting issues remain to be sorted out, as well as the related analysis before we can release third quarter results. But what I do want to stress is that the underlying fundamentals of our business are unaffected, specifically, cash flow will be unchanged, regardless of the outcomes of the accounting issue.

At the end of the third quarter, we had cash of $10.3 million and no debt. This demonstrates the great strength and value of this business. It also provides the important insight into how our unique family of Fast ForWord products is being valued by the market. Our sales pipelines are at record levels, and we feel very positive about the year.

Since we are suspending guidance, I can say nothing more at this time about the quarter or year end. However, I look forward, as soon as possible, to updating you on the business in detail and the excellent progress that we continue to make in executing against our strategic and operational plans, as well as the important related goals.

We remain enthusiastic about the prospects of our business and are very excited about bringing the Fast ForWord family of products to struggling readers everywhere. Students using Fast ForWord products continue to demonstrate significant gains in reading proficiency, and their teachers and parents see the corresponding gain in confidence and self-esteem that comes from success in the classroom.

We are excited about doing our part to address the needs of struggling readers, as well as producing excellent results for our investors. We’ll be glad now to take questions, operator.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	4

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

QUESTION AND ANSWER

Operator

Thank you, sir. Ladies and gentlemen, at this time if you wish to ask a question, please dial star followed by one on your touch-tone telephone. If your question has been asked or answered and you wish to withdraw, please dial star two.

Again, star one for any questions and we’ll pause for a moment. And again, ladies and gentlemen, that is star one if you have any questions.

And your first question comes from the line of Geoffrey Nixon with MCM. Please go ahead.

Geoffrey Nixon - MCM - Analyst

Good afternoon.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Hi, Geoff.

Geoffrey Nixon - MCM - Analyst

Is there any - what’s the order? Is there any new FASB rule or any partner change that sparked this?

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

No.

Jane Freeman - Scientific Learning Corporation - SVP and CFO

No, Geoff. It came up really in connection, originally, with reviewing the Philadelphia contract because it’s such a large transaction.

But our accounting for Philadelphia was consistent with the accounting for all the other transactions that are like it.

Geoffrey Nixon - MCM - Analyst

Yes, OK. And then also, in the booking that you made in the June quarter, does that actually include all of the - I seem to recall there was some services or something that were related to next year that weren’t put on that number?

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Yes, what we did relative to Philadelphia. The contract was $10.4 million and encompassed five years. What we did was book the first year of that contract. So, it was August 1. The contract started August 1 of this year, and it goes through July of next year. So, we took the revenue - both the license revenue, the services and the support and the Progress Tracker access fees for that period and booked back to sale, which was $6 million. And fundamentally, that was going to be recognized ratably over that 12 month period.

The balance of that $10.4 million contract or $4.4 million was going to be paid over the next four years of the contract. And Philadelphia has a standard fund out clause with the finance organization. So, we did not book that and would recognize that then in the subsequent years.

Geoffrey Nixon - MCM - Analyst

And what is that other - 4 million?

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

It’s another 4 million.

Geoffrey Nixon - MCM - Analyst

Yes, and what is it?

Jane Freeman - Scientific Learning Corporation - SVP and CFO

It’s out years of support.

Geoffrey Nixon - MCM - Analyst

Oh, OK.

Jane Freeman - Scientific Learning Corporation - SVP and CFO

... access and onsite services.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	5

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

Geoffrey Nixon - MCM - Analyst

OK. So your sales are a bit of a miss, but the one way to look at it is just to figure, you know, as a software company to take the last four quarters of sales bookings.

I guess that a lot of software companies have - they do have a differed revenue piece, but they also have a lot of - they book the sale the day that it comes in.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

That’s correct.

Geoffrey Nixon - MCM - Analyst

So if we looked at your last four quarters just to get some idea of what the kind of the size of the company is. I know that there’s an unusually large order in there. But there is some degree of conservatism also because it doesn’t fully include the total size of the orders that you’ve received.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

That is correct.

Jane Freeman - Scientific Learning Corporation - SVP and CFO

That is correct.

Geoffrey Nixon - MCM - Analyst

I’ll tell you what, several of my companies now - just as an editorial note - I think the accounting profession has gone completely nuts in making the numbers - the whole idea of matching seems like it’s been thrown out the window. And it just makes more and more of my businesses have accounts that are less useful than they were two years ago.

Jane Freeman - Scientific Learning Corporation - SVP and CFO

Financial accounting in general has moved to being very rule based. And the rules are based on principles, but when the principles don’t make sense the rules are left behind.

Geoffrey Nixon - MCM - Analyst

Well, yes. And I think the idea of when I went to school matching was important, and it seems like that’s got lost as an accounting concept - matching cost with revenues.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Geoffrey, one of the points you’re making, which is very important, is that, most software companies recognize their software license up-front. And that makes your quarters enormously volatile and very hard to predict and much more intense here.

And so, when something occurs like in the state of Florida where we had four hurricanes and shut the state down and it’s a key state for us, how can you fully predict that these things are going to happen?

But for us because of the way we recognize software over a period of time and the growing emphasis of service in our business, we have an opportunity to recover from that and still have a very fine year. And we had a great first half.

So, we still feel very good about the year relative to booked sales. And you can look at that cash flow and see the strength of this business. We’ve got no debt - no debt and $10.4 million. If you look back at the history, two years ago this company was quite a different picture.

So, we really feel good. We feel good about the momentum in the business relative to the way our product and our message is being received. And we’ve got some really good news to talk about here. When we get to the earnings release and tell you - I don’t want to tell you partial stories. I want to tell you a full story.

But we’ve got some exciting things to report to you on the research and results front and some of the things that are happening with customers. So, we regret this surprise, but you know, we have to deal with them.

Geoffrey Nixon - MCM - Analyst

Then the second question is on the change in the superintendent. I mean, normally, you know, another business is when the guy who was kind of like sold on the deal leaves that’s normally the end of the deal. What gives you confidence that that’s a delay not an end of the sale?

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	6

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

Well, we have great support in both of those accounts. I’ve personally been into those accounts. Those are high profile accounts. I’ve been there. I’ve met with them personally. I’ve met with the people that are there now. I’ve met with the interim people, and we have great support in those accounts.

And what transpired here - there wasn’t someone to just break through the bureaucracy and say, do this, you know. And it just slowed some things down. But there is enormous - we’re getting great results. There is good commitment. I’m very confident after personally being in both of these accounts that we’re in very good shape.

And that’s the universal message I got from every person at senior levels in both districts that I came in contact with. So ...

Geoffrey Nixon - MCM - Analyst

So, you have one superintendent that moved that effected two districts?

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

There were two superintendents.

Geoffrey Nixon - MCM - Analyst

Oh, two. OK, two superintendents.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

And in that void it just delayed some processing of paper. But the decisions are in process. And so we think they’re going to get done. But in one case it took away something we thought was definitely going to happen, and in another it took away a great upside that we thought this would give us some more in the quarter. It’s a couple of incidences, but they were still in key districts.

Geoffrey Nixon - MCM - Analyst

Yes. OK, I appreciate it. Thank you.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Thanks, Geoff.

Operator

And I’m showing no further questions at this time on the telephones.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

OK. Thank you operator. Thanks to everyone on the call. And I want to remind you that Jane and I will both be available. We’d be delighted to answer any additional questions that you have that we can answer at this point.

Of course, we can tell you nothing further about the quarter. But we’ll be glad to take your calls either today or tomorrow or whenever we’re available to talk with you. Again, we appreciate your support and interest in Scientific Learning and we’re looking forward to finishing off a great year and getting ready for an even better one in 2005.

Operator

And sir, this is the operator, just pardon the interruption. You do have a last minute question from Cliff Henry.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

That’s great!

Operator

Go ahead, sir.

Cliff Henry

I wonder if you could just elaborate on the superintendent issue. Maybe I missed that part of the call, Jane and Bob.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Yes. We just had a couple of superintendent changes in a key state. So, the superintendent who was there left in both instances, and interim superintendents have been in place. And in one of the districts we had an order in process, and the paper flow just got slowed down. We didn’t have somebody to step in. Ordinarily we could have called on the superintendent to help push it on through. We didn’t get that order processed, and we were counting on it. In the second instance, we actually didn’t have it in our forecast. We had it in our upside, but this thing was piping down fast, and we thought we had a chance to get it closed in the quarter. So, it took away one definite transaction we were counting on and in another instance it took away an upside.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	7

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

But in both cases I’ve been into the districts since. We have great support from the high level administrators left in the business for Fast ForWord. Their intention is to move forward. So, we’re very confident that both of these transactions are moving along.

Cliff Henry

Can you give us any idea as to the size of the order, Bob?

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

I cannot do that. I’m sorry, Cliff. They would have both been in our over $100,000.00 transactions.

Cliff Henry

Yes, right. OK. Thank you.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

It wouldn’t have been a Philadelphia magnitude transaction.

Cliff Henry

OK.

Operator

And so, you have one more question from the line of Jim Gentrop (ph) with Provident Equity Research. Go ahead, sir.

Jim Gentrop - Provident Equity Research - Analyst

Thanks. Good afternoon.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

How are you?

Jim Gentrop - Provident Equity Research - Analyst

Just a quick question on the time frame that you expect to complete this review? How long do you expect it to take?

Jane Freeman - Scientific Learning Corporation - SVP and CFO

Well, we have more work to do internally. And the guidance that we’ve gotten from E&Y is that after we’ve completed the work that we need to do it will probably take them a week to two weeks to process it.

So, it’s at least a few weeks away and we don’t have a definite time.

Jim Gentrop - Provident Equity Research - Analyst

OK. So, at that time we’ll basically say that in a month or something like that you will probably have another conference call to discuss the new results?

Jane Freeman - Scientific Learning Corporation - SVP and CFO

Absolutely! As soon as we have results and they’ve been fully reviewed by E&Y, we’ll issue a press release with the results, and we’ll hold another conference call.

Jim Gentrop - Provident Equity Research - Analyst

OK. All right. That’s all I have for now. Thank you.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Thank you.

Operator

And at this time, again, I’m showing no further questions.

Robert Bowen - Scientific Learning Corporation - Chairman and CEO

Well, again, we appreciate all your questions and your support and interest in the business. Jane and I, again, will be available when we finish this call to take any questions. We’ll be available tomorrow or whenever you’d like to contact us. Thanks.

Operator

Ladies and gentlemen, this concludes today’s presentation. You may now disconnect your lines. Have a great day.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	8

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

SCIL - Q3 2004 Scientific Learning Earnings Conference Call

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2004, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	9

© 2004 2002 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.